                                                                  EXHIBIT 99

                                                                 CONFORMED COPY
                                                                 WITH EXHIBITS
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                    F O R M  10 - Q


          [X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended           March 31, 1994
                              -----------------------------------------

                                       OR

          [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

    For the transition period from ________________ to _________________

    Commission file number                  0-2453
                           ---------------------------------------------

                               VALLEY BANCORPORATION
                               ---------------------
           (Exact name of registrant as specified in its charter)

            Wisconsin                              39-6047319
 ------------------------------          ------------------------------------
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)


100 W. Lawrence Street, P.O. Box 1061, Appleton, Wisconsin        54912-1061
- - ----------------------------------------------------------        ----------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:     (414) 738-3830
                                                    ----------------------
                                    No Change
                ----------------------------------------------------
                (Former name, former address and former fiscal year,
                             if changed since last report)

       Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes _____X_____                No __________

       Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

               Class                             Outstanding at May 1, 1994
               -----                             --------------------------
   Common Stock, $.50 par value                       20,763,122 shares

                              VALLEY BANCORPORATION
                                      ****
                                TABLE OF CONTENTS

                          QUARTERLY REPORT ON FORM 10-Q
                        FOR QUARTER ENDED MARCH 31, 1994

 PART 1 - FINANCIAL INFORMATION


       Item 1. Financial Statements
            Page No.
             Financial Highlights  . . . . . . . . . . . . . . .  1

             Quarterly Financial Summary . . . . . . . . . . . .  2

             Consolidated Statements of Financial
              Position as of March 31, 1994,
              December 31, 1993 and March 31, 1993 . . . . . . .  3

             Consolidated Statements of Income for
              the Three Months Ended March 31,
              1994 and 1993  . . . . . . . . . . . . . . . . . .  4

             Consolidated Statements of Shareholders'
              Equity for the Three Months Ended
              March 31, 1994 and 1993  . . . . . . . . . . . . .  5

             Consolidated Statements of Cash Flows
              for the Three Months Ended March 31,
              1994 and 1993  . . . . . . . . . . . . . . . . . .  6

             Notes to Consolidated Financial Statements  . . . .  7

       Item 2.  Management's Discussion and Analysis of Financial
                  Condition and Results of Operations

 PART II -  OTHER INFORMATION

       Item 4.  Submission of Matters to a Vote of Security Holders

       Item 6.  Exhibits and Reports on Form 8-K

 SIGNATURES

 EXHIBIT INDEX

FORM 10-Q
PART 1 - FINANCIAL INFORMATION

ITEM 1.  Financial Statements

Financial Highlights*

 Three Months Ended March 31            1994                1993            %
                                                                         Change
- - -------------------------------------------------------------------------------
 Interest income                   $ 75,841,032        $ 77,771,077      (2.48)
- - -------------------------------------------------------------------------------
 Interest expense                    31,728,586          35,115,169      (9.64)
- - -------------------------------------------------------------------------------
 Net interest income                 44,112,446          42,655,908       3.41
- - -------------------------------------------------------------------------------
 Taxable equivalent adjustment        1,221,930           1,181,610       3.41
- - -------------------------------------------------------------------------------
 Taxable equivalent net
   interest income                   45,334,376          43,837,518       3.41
- - -------------------------------------------------------------------------------
 Provision for loan losses            2,181,000           2,164,700        .75
- - -------------------------------------------------------------------------------
 Net income                          10,338,977          10,893,654      (5.09)
- - -------------------------------------------------------------------------------
 Per share                                  .50                 .54      (7.41)
- - -------------------------------------------------------------------------------
 Weighted average shares             20,739,928          20,160,942       2.87
- - -------------------------------------------------------------------------------
 Dividends per share                        .24                 .23       4.35
===============================================================================
 At March 31
- - -------------------------------------------------------------------------------
 Assets                          $4,443,570,365      $4,277,488,684       3.88
- - -------------------------------------------------------------------------------
 Investment securities              965,177,680         891,791,164       8.23
- - -------------------------------------------------------------------------------
 Loans                            3,154,346,748       3,011,518,170       4.74
- - -------------------------------------------------------------------------------
 Reserve for loan losses             42,302,707          38,747,732       9.17
- - -------------------------------------------------------------------------------
 Nonperforming loans                 23,200,000          25,901,000     (10.43)
- - -------------------------------------------------------------------------------
 Deposits                         3,778,006,115       3,690,529,013       2.37
- - -------------------------------------------------------------------------------
 Shareholders' equity               365,183,367         334,600,943       9.14
- - -------------------------------------------------------------------------------
 Per share                                17.60               16.55       6.34
===============================================================================
 Other Information
- - -------------------------------------------------------------------------------
 For the three month period
- - -------------------------------------------------------------------------------
 Return on average equity                 11.12%              13.15%
- - -------------------------------------------------------------------------------
 Return on average assets                   .92%               1.02%

- - -------------------------------------------------------------------------------
 Net yield on earning assets               4.34%               4.42%
- - -------------------------------------------------------------------------------
 Efficiency ratio                         69.35%              68.05%
- - -------------------------------------------------------------------------------
 At March 31
- - -------------------------------------------------------------------------------
 Shareholders' equity as a
   percent of assets                       8.22%               7.82%
- - -------------------------------------------------------------------------------
 Total risk-based capital as a
   percent of risk-weighted assets        11.65%              11.03%
- - -------------------------------------------------------------------------------
 Reserve for loan losses as a
   percent of loans                        1.34%               1.29%
- - -------------------------------------------------------------------------------
 Nonperforming loans as a
   percent of loans                         .74%                .86%
- - -------------------------------------------------------------------------------
 Employees - full time equivalents        2,620               2,646
- - -------------------------------------------------------------------------------
 Banking offices                            160                 154
===============================================================================

 *Per share data has been restated for the three for two stock split effected in the form of a 50% stock dividend distributed on August 27, 1993.

Quarterly Financial Summary*

                                                                                     Per Share (post-split basis)
                                                                       --------------------------------------------
                                 Share-           Return on                                       Stock Price Range**
                                holders' Average   Average      Net      Net                Book  -------------------
Quarter End           Assets    Equity    Assets    Assets    Income   Income  Dividends   Value        Low     High
- - ---------------------------------------------------------------------------------------------------------------------
 March 31, 1994       $4,444     $365     $4,507       .92%   $10.339    $.50    $.2400    $17.60     $32.38   $39.75
- - ---------------------------------------------------------------------------------------------------------------------
 Dec. 31, 1993         4,592     366       4,488      1.06     11.943    .58     .2350      17.65      35.00   39.63
- - ---------------------------------------------------------------------------------------------------------------------
 Sept. 30, 1993        4,394     350       4,361      1.06     11.581    .57     .2350      17.23      28.25   38.00
- - ---------------------------------------------------------------------------------------------------------------------
 June 30, 1993         4,337     343       4,307      1.07     11.485    .57     .2350      16.88      25.83   30.50
- - ---------------------------------------------------------------------------------------------------------------------
 March 31, 1993        4,277     335       4,284      1.02     10.894    .54     .2350      16.55      24.83   29.50
- - ---------------------------------------------------------------------------------------------------------------------
 Dec. 31, 1992         4,384     327       4,297      1.03     11.044    .55     .2125      16.24      23.00   26.00
- - ---------------------------------------------------------------------------------------------------------------------
 Sept. 30, 1992        4,303     319       4,265      1.06     11.258    .57     .2125      15.91      22.17   26.50
- - ---------------------------------------------------------------------------------------------------------------------
 June 30, 1992         3,957     281       3,884       .95     9.252     .50     .2125      15.21      20.00   22.50
- - ---------------------------------------------------------------------------------------------------------------------
 March 31, 1992        3,898     275       3,873       .85     8.226     .45     .2125      14.92      18.00   21.67
=====================================================================================================================

 *Dollars in millions except per share data. Per share data has been restated for three for two stock split effected in the form of a 50% stock dividend distributed on August 27, 1993.
**High and low sales prices in the NASDAQ National Market System as reported by NASDAQ.

                        VALLEY BANCORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                     (unaudited)

                                                March 31,     December 31,      March 31,
Assets                                            1994            1993            1993
- - -------------------------------------------------------------------------------------------
Cash and due from banks                     $  143,616,611  $  202,369,683  $  168,343,140
- - -------------------------------------------------------------------------------------------
Federal funds sold and securities
   purchased under resale agreements             7,885,000       2,640,000         600,000
- - -------------------------------------------------------------------------------------------
Total Cash and cash equivalents                151,501,611     205,009,683     168,943,140
- - -------------------------------------------------------------------------------------------
Interest-bearing deposits with other banks         765,113         756,010      10,083,323
- - -------------------------------------------------------------------------------------------
Investments:  (Note 5)
Investment securities available for sale
  (market value $758,398,376, $772,580,974,
  and $31,093,676, respectively)               758,398,376     765,825,981      30,675,623
- - -------------------------------------------------------------------------------------------
Investment securities held to maturity
  (market value $207,308,558, $209,076,438,
   and $875,825,726,respectively)              206,779,304     206,376,848     861,115,541
- - -------------------------------------------------------------------------------------------
Total investments                              965,177,680     972,202,829     891,791,164
- - -------------------------------------------------------------------------------------------
Mortgages held for sale                         14,813,679      60,420,582      32,374,629
- - -------------------------------------------------------------------------------------------
Loans:
- - -------------------------------------------------------------------------------------------
  Commercial                                   723,062,131     723,941,280     738,440,745
- - -------------------------------------------------------------------------------------------
  Real estate-construction                     117,074,397     119,240,431      97,889,602
- - -------------------------------------------------------------------------------------------
  Real estate-mortgage                       1,696,927,013   1,611,402,801   1,670,105,401
- - -------------------------------------------------------------------------------------------
  Installment (primarily simple interest)      644,104,819     650,376,812     563,785,022
- - -------------------------------------------------------------------------------------------
Total loans                                  3,190,485,536   3,011,518,170   3,154,346,748
- - -------------------------------------------------------------------------------------------
Reserve for loan losses (Note 7)               (42,302,707)    (40,410,907)    (38,747,732)
- - -------------------------------------------------------------------------------------------
Total loans, net                             3,112,044,041   3,150,074,629   2,972,770,438
- - -------------------------------------------------------------------------------------------
Premises and equipment, net                    101,232,128     103,271,225     103,507,341
- - -------------------------------------------------------------------------------------------
Other assets                                    98,036,113     100,457,657      98,018,649
- - -------------------------------------------------------------------------------------------
Total assets                                $4,443,570,365  $4,592,192,615  $4,277,488,684
===========================================================================================

Liabilities and Shareholders' Equity
- - -------------------------------------------------------------------------------------------
Deposits:
- - -------------------------------------------------------------------------------------------
Noninterest-bearing                         $  497,662,177  $  571,750,622  $  450,312,759
- - -------------------------------------------------------------------------------------------
Interest-bearing                             3,280,343,938   3,406,358,245   3,240,216,254
- - -------------------------------------------------------------------------------------------
Total deposits                               3,778,006,115   3,978,108,867   3,690,529,013
- - -------------------------------------------------------------------------------------------
Short-term borrowings (Note 8)                 182,973,313     132,004,071     109,088,703
- - -------------------------------------------------------------------------------------------
Long-term borrowings                            53,235,529      53,251,185      68,296,056
- - -------------------------------------------------------------------------------------------
Other liabilities                               64,172,041      62,920,639      74,973,969
- - -------------------------------------------------------------------------------------------
Total liabilities                            4,078,386,998   4,226,284,762   3,942,887,741
- - -------------------------------------------------------------------------------------------
Shareholders' equity:
- - -------------------------------------------------------------------------------------------
Preferred stock, cumulative, par value
  $1 per share, 1,000,000 shares
  authorized; none issued (Note 4)                    ---             ---             ---
- - -------------------------------------------------------------------------------------------
Common stock, par value $.50 per share,
  40,000,000 shares authorized;
  20,753,522, 20,725,790, and 13,479,849
  shares issued and outstanding, respectively   10,376,761      10,362,895       6,739,925
- - -------------------------------------------------------------------------------------------
Capital surplus                                213,812,701     213,230,599     206,114,576
- - -------------------------------------------------------------------------------------------
Net unrealized losses on securities             (6,681,426)           ---             ---
  available for sale, net of tax
- - -------------------------------------------------------------------------------------------
Retained Earnings                              147,675,331     142,314,359     121,746,442
- - -------------------------------------------------------------------------------------------
Total shareholders' equity                     365,183,367     365,907,853     334,600,943
- - -------------------------------------------------------------------------------------------
Total liabilities and
  shareholders' equity                      $4,443,570,365  $4,592,192,615  $4,277,488,684
===========================================================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

                        VALLEY BANCORPORATION AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF INCOME
                                     (unaudited)

                                             Three months ended
                                                  March 31,
                                          -------------------------
Interest Income                               1994          1993
- - --------------------------------------------------------------------
Interest and fees on loans                $63,873,838   $64,984,137
- - --------------------------------------------------------------------
Interest on federal funds sold
  and securities purchased under
  resale agreements                            50,706        53,704
- - --------------------------------------------------------------------
Interest on interest-bearing
  deposits with other banks                     4,979        74,018
- - --------------------------------------------------------------------
Interest on investment
  securities-taxable                        9,467,650    10,033,418
- - --------------------------------------------------------------------
Interest on investment
  securities-nontaxable                     2,443,859     2,625,800
- - --------------------------------------------------------------------
Total interest income                      75,841,032    77,771,077
- - --------------------------------------------------------------------
Interest Expense
- - --------------------------------------------------------------------
Deposits                                   28,915,118    32,629,990
- - --------------------------------------------------------------------
Short-term borrowings                       1,459,957       705,097
- - --------------------------------------------------------------------
Long-term borrowings                        1,353,511     1,780,082
- - --------------------------------------------------------------------
Total interest expense                     31,728,586    35,115,169
- - --------------------------------------------------------------------
Net Interest Income                        44,112,446    42,655,908
- - --------------------------------------------------------------------
Provision for loan losses (Note 7)          2,181,000     2,164,700
- - --------------------------------------------------------------------
Net Interest Income
  After Provision for Loan Losses          41,931,446    40,491,208
- - --------------------------------------------------------------------
Noninterest Income
- - --------------------------------------------------------------------
Service charges on deposit accounts         4,142,595     3,939,212
- - --------------------------------------------------------------------
Trust service fees                          3,092,514     3,346,292
- - --------------------------------------------------------------------
Other service charges,
  commissions and fees                      3,079,593     3,058,693
- - --------------------------------------------------------------------
Insurance related                           1,970,880     1,874,568
- - --------------------------------------------------------------------
Credit card                                 1,711,759     1,519,226
- - --------------------------------------------------------------------
Gain on sale of mortgage loans              1,026,863     1,127,347
- - --------------------------------------------------------------------
Net securities gains (losses)                 (21,700)      148,220
- - --------------------------------------------------------------------
Other                                         626,350       741,708
- - --------------------------------------------------------------------
Total noninterest income                   15,628,854    15,755,266
- - --------------------------------------------------------------------
Noninterest Expense
- - --------------------------------------------------------------------
Salaries and wages                         18,025,204    17,391,595
- - --------------------------------------------------------------------
Pensions and other employee benefits        6,010,807     5,560,267
- - --------------------------------------------------------------------
Equipment                                   4,256,603     4,170,512
- - --------------------------------------------------------------------
Net occupancy                               3,612,026     3,326,183
- - --------------------------------------------------------------------
FDIC insurance                              2,195,235     2,041,726
- - --------------------------------------------------------------------
Credit card                                   968,965       842,468
- - --------------------------------------------------------------------
Other                                       7,226,108     7,118,200
- - --------------------------------------------------------------------
Total noninterest expense                  42,294,948    40,450,951
- - --------------------------------------------------------------------
Income Before Income Taxes                 15,265,352    15,795,523
- - --------------------------------------------------------------------
Provision for income taxes                  4,926,375     4,901,869
- - --------------------------------------------------------------------
Net Income                                $10,338,977   $10,893,654
====================================================================

- - --------------------------------------------------------------------
Net Income Per Share* (Note 6)                   $.50          $.54
====================================================================

 The accompanying notes to consolidated financial statements are an integral part of these statements.
*Per share data has been restated for the three for two stock split effected in the form of a 50% stock dividend declared on August 27, 1993.

                              VALLEY BANCORPORATION AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                            (unaudited)

                                                                         Net
                                                                     unrealized
                                                                    gains/(losses)
                                                                    on securities
                                  Common Stock                        available
                             -----------------------    Capital     for sale, net   Retained
                               Shares     Par Value     Surplus        of tax       Earnings       Total
- - -------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992   13,414,513  $ 6,707,257  $204,642,969  $       ---   $115,425,710  $326,775,936
- - -------------------------------------------------------------------------------------------------------------
Net income                         ---          ---           ---           ---     10,893,654    10,893,654
- - -------------------------------------------------------------------------------------------------------------
Cash dividends                     ---          ---           ---           ---     (4,572,922)   (4,572,922)
- - -------------------------------------------------------------------------------------------------------------
Common stock issued pursuant
  to stock option plans          65,336       32,668     1,143,357          ---           ---      1,176,025
- - -------------------------------------------------------------------------------------------------------------
Other                              ---          ---        328,250          ---           ---        328,250
- - -------------------------------------------------------------------------------------------------------------
Balance, March 31, 1993      13,479,849  $ 6,739,925  $206,114,576  $       ---   $121,746,442  $334,600,943
=============================================================================================================

Balance, December 31, 1993   20,725,790  $10,362,895  $213,230,599  $       ---   $142,314,359  $365,907,853
- - -------------------------------------------------------------------------------------------------------------
Net unrealized gain on
securities available for
sale, net of tax as of
January 1, 1994                    ---          ---           ---      4,390,745          ---      4,390,745
- - -------------------------------------------------------------------------------------------------------------
Net income                         ---          ---           ---           ---     10,338,977    10,338,977
- - -------------------------------------------------------------------------------------------------------------
Cash dividends                     ---          ---           ---           ---     (4,978,005)   (4,978,005)
- - -------------------------------------------------------------------------------------------------------------
Common stock issued pursuant
  to stock option plans          27,732       13,866       429,105          ---           ---        442,971
- - -------------------------------------------------------------------------------------------------------------
Change in unrealized losses
  on securities available for
  sale, net of tax                 ---          ---           ---    (11,072,171)         ---    (11,072,171)
- - -------------------------------------------------------------------------------------------------------------
Other                              ---          ---        152,997          ---           ---        152,997
- - -------------------------------------------------------------------------------------------------------------
Balance, March 31, 1994      20,753,522  $10,376,761  $213,812,701   $(6,681,426) $147,675,331  $365,183,367
=============================================================================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

                       VALLEY BANCORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (unaudited)
                                                      Three months ended
                                                           March 31,
                                                 ------------------------------
                                                      1994            1993
- - -------------------------------------------------------------------------------
Operating Activities
- - -------------------------------------------------------------------------------
Net Income                                       $ 10,338,977     $ 10,893,654
- - -------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided by operating activities:
- - -------------------------------------------------------------------------------
Provision for loan losses                           2,181,000        2,164,700
- - -------------------------------------------------------------------------------
Origination of loans held for resale              (88,518,000)    (72,172,000)
- - -------------------------------------------------------------------------------
Proceeds from sale of loans held for resale       135,247,911       79,408,990
- - -------------------------------------------------------------------------------
Depreciation                                        3,543,231        3,433,842
- - -------------------------------------------------------------------------------
Amortization/accretion of intangibles                 530,058          479,530
- - -------------------------------------------------------------------------------
Accretion of valuation adjustments                   (280,590)        (386,176)
- - -------------------------------------------------------------------------------
Amortization of premium
  on investment securities                          2,237,659        2,339,008
- - -------------------------------------------------------------------------------
Accretion of discount
  on investment securities                            (72,724)         (77,682)
- - -------------------------------------------------------------------------------
Provision for (benefit of) deferred taxes             520,184         (100,978)
- - -------------------------------------------------------------------------------
Other, net                                          5,043,921        2,583,142
- - -------------------------------------------------------------------------------
Net cash provided by operating activities          70,771,627       28,566,030
- - -------------------------------------------------------------------------------
Investing Activities
- - -------------------------------------------------------------------------------
Proceeds from sales of
  investment securities                               136,057        2,675,210
- - -------------------------------------------------------------------------------
Proceeds from matured investment securities       125,978,042      206,443,725
- - -------------------------------------------------------------------------------
Purchases of investment securities               (131,379,341)    (187,702,171)
- - -------------------------------------------------------------------------------
Net decrease (increase) in time
 deposits with other banks                             (9,103)      (6,133,400)
- - -------------------------------------------------------------------------------
Net increase in loans                              35,316,653        3,839,433
- - -------------------------------------------------------------------------------
Purchase of premises and equipment,
 net of disposals                                  (1,458,853)      (3,439,276)
- - -------------------------------------------------------------------------------
Recoveries of loans charged off                       574,074          605,723
- - -------------------------------------------------------------------------------
Net cash used by investing activities              29,157,529       16,289,244
- - -------------------------------------------------------------------------------
Financing Activities
- - -------------------------------------------------------------------------------
Net increase (decrease) in deposits              (199,855,780)    (141,670,152)
- - -------------------------------------------------------------------------------
Net increase in short-term borrowings              50,969,242       22,194,349
- - -------------------------------------------------------------------------------
Repayment of long-term borrowings                     (15,656)         (14,378)
- - -------------------------------------------------------------------------------
Net proceeds from issuance of common stock            442,971        1,176,025
- - -------------------------------------------------------------------------------
Dividends paid                                     (4,978,005)      (4,572,922)
- - -------------------------------------------------------------------------------
Net cash provided (used) by
  financing activities                           (153,437,228)    (122,887,078)
- - -------------------------------------------------------------------------------
Net increase (decrease) in cash
  and cash equivalents                            (53,508,072)     (78,031,804)
- - -------------------------------------------------------------------------------
Cash and cash equivalents at
  beginning of period                             205,009,683      246,974,944
- - -------------------------------------------------------------------------------
Cash and cash equivalents at end of period       $151,501,611     $168,943,140
===============================================================================
Supplemental Disclosure of Cash Flow Information
Cash Paid for:
- - -------------------------------------------------------------------------------
Interest (net of amount capitalized)             $ 28,861,643     $ 33,206,779
- - -------------------------------------------------------------------------------
Income taxes                                        1,078,743        1,219,800
===============================================================================
Supplemental Disclosure of Non-Cash
  Investing and Financing Activities:
- - -------------------------------------------------------------------------------
Loans charged off                                $    863,274     $  1,943,365
- - -------------------------------------------------------------------------------
Loans transferred to other real estate owned          577,985        1,089,323
===============================================================================

The accompanying notes to consolidated financial statements are an integral part of these statements.

                         VALLEY BANCORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                     (unaudited)

          The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's latest report on Form 10-K.

          1. General:

               The consolidated financial statements include the accounts of Valley Bancorporation (Valley) and subsidiaries. All material intercompany transactions and balances are eliminated in consolidation. The accounting and reporting policies of Valley conform to generally accepted accounting principles and to general practice within the banking industry, applied on a consistent basis. Valley has not changed its accounting and reporting policies from those stated in its 1993 Form 10-K except for adoption of SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (see footnote 5). The consolidated statements included herein should be read in conjunction with the consolidated financial statements and footnotes contained in Valley's Form 10-K for the year ended December 31, 1993.

          2. Interim Period Adjustments:

               The consolidated financial statements contained herein reflect all adjustments (which are of a normal recurring nature) which are, in the opinion of the management, necessary for a fair statement of the results of operations for the unaudited interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

          3. Business Combinations:

               On November 6, 1993, Valley completed the cash acquisition of the $112 million-asset Pierce County Bank and Trust Company ("Pierce County"). Pierce County serves western Wisconsin markets through seven branch offices. This transaction was accounted for as a purchase and therefore not included in Valley's results of operations or statements of financial position prior to the date of acquisition.

               Valley and Marshall & Ilsley Corporation (M&I) have entered into an Agreement and Plan of Merger, dated as of September 19, 1993 (the "Merger Agreement"), which provides for the combination of the two companies through a merger of Valley into M&I (the

          "Merger"). Under the Merger Agreement, each share of Valley common stock, par value $.50 per share ("Valley Common Stock"), outstanding at the time the Merger is consummated (other than any shares owned by M&I for its own account) will be converted into the right to receive 1.72 (the "Exchange Rate") shares of M&I common stock, par value $1.00 per share ("M&I Common Stock"), in a tax-free reorganization to be accounted for as a pooling of interests. Resulting fractional share interests will be paid in cash in lieu of issuing fractional shares. Then outstanding Valley employee and director stock options will be converted at the Exchange Rate into options to acquire M&I Common Stock.

               The consummation of the Merger is currently expected to occur in the second quarter of 1994, and has been approved by the shareholders of both companies and received all requisite regulatory approvals. As a result of the merger various assets, specifically computer and software have impaired value and will be written off, subsequent to the merger. The current book value of tax assets is approximately $11.6 million.

               In connection with the Merger Agreement, the parties entered into a Stock Option Agreement, dated as of September 19, 1993
          (the "Stock Option Agreement"), by which Valley granted M&I an option (the "Option") to purchase up to 4,045,795 newly issued shares of Valley Common Stock (19.9% of the number of shares outstanding and subject to adjustment to maintain that percentage) at an exercise price of $35.75 per share, exercisable upon the occurrence of certain events and subject to certain conditions set forth in the Stock Option Agreement. The Stock
          Option Agreement also provides M&I the right to receive a termination fee to the extent that the Option has not been exercised after the occurrence of an event which makes the Option exercisable. The Option will expire upon consummation of the Merger.

          4. Shareholder Rights Plan:

               On October 21, 1988, Valley declared a distribution of one preferred share purchase right (a "Right") for each outstanding share of Valley Common Stock. As a result of the three for two stock split on August 27, 1993, each outstanding share of Valley Common Stock now evidences two-thirds of a Right. Detailed provisions of the Rights are set forth in a Rights Agreement, dated as of October 21, 1988, between Valley and The First National Bank of Boston.

               The Rights Agreement may be amended by the Valley Board of Directors with the concurrence of a majority of the Board's independent directors. As required by the Merger Agreement, the Rights Agreement has been amended by Amendment No. 1 thereto, dated as of September 19, 1993, to provide that (a) neither M&I nor any affiliate of M&I shall be deemed an Acquiring Person, and
          (b) the execution, delivery and performance of the Merger Agreement and the Stock Option Agreement does not and will not result in a Shares Acquisition Date or Distribution Date (as such terms are defined in the Rights Agreement), provided that M&I and its affiliates acquire Valley Common Stock only in the manner specified. Under the Merger Agreement, the shares of M&I Common Stock into which the outstanding shares of Valley Common Stock will be converted in the Merger will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Valley Common Stock, including the Rights.

          5. Investment Securities:

               The book and fair values of investment securities are as follows:
          5. Investment Securities:

      The book and fair values of investment securities are as follows:

Note 5:  Investment Securities

                                                       Amortized                 Gross Unrealized                  Fair
 March 31, 1994                                          Cost               Gains             (Losses)            Value
- - --------------------------------------------------------------------------------------------------------------------------
 Investment securities available for sale:
- - --------------------------------------------------------------------------------------------------------------------------
 U.S. Government                                      $419,262,794      $   952,234      $( 6,482,113)        $413,732,915
- - --------------------------------------------------------------------------------------------------------------------------
 CMOs                                                  185,983,555          205,427       ( 5,007,314)         181,181,668
- - --------------------------------------------------------------------------------------------------------------------------
 Federal Agencies                                      122,993,366          725,238       ( 1,278,696)         122,439,908
- - --------------------------------------------------------------------------------------------------------------------------
 Other                                                  37,278,831          880,423              (600)          38,158,654
- - --------------------------------------------------------------------------------------------------------------------------
 Corporates                                              2,885,231             ---               ---             2,885,231
- - --------------------------------------------------------------------------------------------------------------------------
 Total investment securities available for sale       $768,403,777      $ 2,763,322      $(12,768,723)        $758,398,376
- - --------------------------------------------------------------------------------------------------------------------------
 Investment securities held to maturity:
- - --------------------------------------------------------------------------------------------------------------------------
 State and political subdivisions                     $206,779,304      $ 1,159,783      $(   630,529)        $207,308,558
- - --------------------------------------------------------------------------------------------------------------------------
     Total investment securities
       held to maturity                               $206,779,304      $ 1,159,783      $(   630,529)        $207,308,558
- - --------------------------------------------------------------------------------------------------------------------------
 Total investments                                    $975,183,081      $ 3,923,105      $(13,399,252)        $965,706,934
==========================================================================================================================

                                                       Amortized                 Gross Unrealized                  Fair
 March 31, 1993                                          Cost               Gains             (Losses)            Value
- - --------------------------------------------------------------------------------------------------------------------------
 Investment securities available for sale:
- - --------------------------------------------------------------------------------------------------------------------------
 Mortgage pass-throughs                               $ 20,441,747      $   364,719     $        ---          $ 20,806,466
- - --------------------------------------------------------------------------------------------------------------------------
 Corporates                                             10,233,876           53,334              ---            10,287,210
- - --------------------------------------------------------------------------------------------------------------------------
 Total investment securities available for sale       $ 30,675,623      $   418,053     $        ---          $ 31,093,676
- - --------------------------------------------------------------------------------------------------------------------------
 Investment securities held to maturity:
- - --------------------------------------------------------------------------------------------------------------------------
 U.S. Government                                      $309,900,573      $ 6,183,658     $     (33,147)        $316,051,084
- - --------------------------------------------------------------------------------------------------------------------------
 CMOs                                                  230,732,050        2,282,754          (503,087)         232,511,717
- - --------------------------------------------------------------------------------------------------------------------------
 Federal agencies                                       99,388,214        1,261,473              (222)         100,649,465
- - --------------------------------------------------------------------------------------------------------------------------
 Other                                                  44,180,288        1,143,348              ---            45,323,636
- - --------------------------------------------------------------------------------------------------------------------------
 State and political subdivisions                      176,914,416        4,425,592           (50,184)         181,289,824
- - --------------------------------------------------------------------------------------------------------------------------
   Total investment securities held to maturity       $861,115,541      $15,296,825      $   (586,640)        $875,825,726
- - --------------------------------------------------------------------------------------------------------------------------
     Total investments                                $891,791,164      $15,714,878      $   (586,640)        $906,919,402
==========================================================================================================================

               The book and fair values of investment securities at March 31, 1994, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 Investment securities
                                                   available for sale
                                      ---------------------------------------
                                        Amortized                     Fair
March 31, 1994                            Cost                       Value
- - ------------------------------------------------------------------------------
 Due in 1 year or less                $201,561,240               $204,619,939
- - ------------------------------------------------------------------------------
 Due after 1 through 5 years           352,575,816                341,116,313
- - ------------------------------------------------------------------------------
 Due after 5 through 10 years           12,841,847                 20,211,340
- - ------------------------------------------------------------------------------
 Due after 10 years                     15,441,319                 11,269,116
- - ------------------------------------------------------------------------------
   Total excluding CMOs               $582,420,222               $577,216,708
- - ------------------------------------------------------------------------------
 CMOs                                  185,983,555                181,181,668
- - ------------------------------------------------------------------------------
   Total                              $768,403,777               $758,398,376
==============================================================================

                                                 Investment securities
                                                   held to maturity
                                      ---------------------------------------
                                        Amortized                    Fair
March 31, 1994                            Cost                      Value
- - ------------------------------------------------------------------------------
 Due in 1 year or less               $  56,645,895               $ 56,780,730
- - ------------------------------------------------------------------------------
 Due after 1 through 5 years           102,061,831                102,757,705
- - ------------------------------------------------------------------------------
 Due after 5 through 10 years           38,416,334                 37,895,764
- - ------------------------------------------------------------------------------
 Due after 10 years                      9,655,244                  9,874,359
- - ------------------------------------------------------------------------------
   Total excluding CMOs               $206,779,304               $207,308,558
- - ------------------------------------------------------------------------------
 CMOs                                         ---                        ---
- - ------------------------------------------------------------------------------
   Total                              $206,779,304               $207,308,558
==============================================================================

               Proceeds from sales of investments in the first three months of 1994 were $136,057. Gross gains of $1,162 and gross losses of $22,862 were realized on security transactions in the first three months of 1994.

               In May 1993, the FASB issued SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The statement calls for classification and accounting for investments in three categories; held-to-maturity to be accounted for at amortized cost, trading securities to be accounted for at fair value with unrealized gains and losses included in earnings, and available-for-sale securities to be accounted for at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of shareholder's equity. Valley adopted this statement on January 1, 1994, and shows a decrease to shareholders' equity of $6.7 million as of March 31, 1994. If this new standard had been adopted by Valley at December 31, 1993, the result would have increased shareholders' equity by the net unrealized gain of $4,390,745, after tax.

          6. Net Income Per Share:

               Net income per share was computed based on the weighted average number of common shares outstanding (20,739,928 in 1994 and 20,160,942 in 1993 post-split basis). A three for two stock split effected in the form of a 50% stock dividend was declared July 20, 1993, payable August 27, 1993 to shareholders of record August 6, 1993. The common stock per share and average share information for 1993 has been retroactively restated for the stock split. The effect of outstanding stock options on net income per share is not material.

          7. Reserve for Loan Losses:

               An analysis of the reserve for loan losses is as follows:

Note 7:  Reserve for Loan Losses

                                                      March 31,
                                       ---------------------------------------
                                           1994                       1993
- - ------------------------------------------------------------------------------
 Balance, beginning of year            $40,410,907                $37,920,674
- - ------------------------------------------------------------------------------
 Provision charged to expense            2,181,000                  2,164,700
- - ------------------------------------------------------------------------------
 Recoveries                                574,074                    605,723
- - ------------------------------------------------------------------------------
 Loans charged off                        (863,274)                (1,943,365)
- - ------------------------------------------------------------------------------
   Net loans charged off                  (289,200)                (1,337,642)
- - ------------------------------------------------------------------------------
 Balance, end of period                $42,302,707                $38,747,732
==============================================================================

          8. Short-Term Borrowings:

               Short-term borrowings consisted of the following:

Note 8:  Short-Term Borrowings

                                      March 31,        December 31,          March 31,
                                        1994               1993                1993
- - ---------------------------------------------------------------------------------------
 Security repurchase agreements    $162,794,117       $ 73,048,347        $101,074,098
- - ---------------------------------------------------------------------------------------
 U.S. Treasury demand notes           4,829,196          7,605,724           6,664,605
- - ---------------------------------------------------------------------------------------
 Lines of credit                     14,000,000         50,000,000                ---
- - ---------------------------------------------------------------------------------------
 Other                                1,350,000          1,350,000           1,350,000
- - ---------------------------------------------------------------------------------------
   Total                           $182,973,313       $132,004,071        $109,088,703
=======================================================================================

               The average rates paid on these funds were 3.15%, 2.81% and 2.79% for the periods ending March 31, 1994, December 31, 1993 and March 31, 1993, respectively. The demand notes payable to the U.S. Treasury accrue interest at .25% below the weekly federal funds rate and are fully collateralized by subsidiary banks' investment securities. Securities sold under repurchase agreements are periodically borrowed on a short-term basis by subsidiary banks at prevailing rates for these funds.

          Item 2. Management Discussion and Analysis of Financial Condition and Results of Operations

               The following discussion will cover results of operations, asset quality, financial position and capital resources. The information included in this discussion is intended to assist readers in their analysis of, and should be read in conjunction with, the consolidated financial statements presented elsewhere in this report.

          Results of Operations

          Overview

               In the first quarter of 1994, Valley reported net income of $10.339 million, a decrease of $.555 million, or 5.1%, from the $10.894 million in the first quarter of 1993. Earnings per share in the first quarter of 1994 were $.50 compared with $.54 (adjusted for three for two stock split on August 27, 1993) in the first quarter of 1993, a 7.4% decrease. Weighted average shares outstanding in the first three months of 1994 increased to 20,739,928 compared with 20,160,942 (adjusted) in the first three months of 1993.

               Valley's earnings were lower than expected. Due to the impending merger with Marshall & Ilsley Corporation ("M&I"), Valley Senior Management, on its own initiative, began to reconfigure Valley with a view towards realizing expected efficiencies from the merger. This effort caused a diminution of focus resulting in a negative impact on product sales and net income.

               Table 1 highlights the major factors affecting the changes in earnings per share for the first three months of the last three years.

Table 1:  Changes in Earnings and Earnings Per Share

                                                                     Three months ended March 31,
                                         -----------------------------------------------------------------------------------
                                                 Income/Expense                                  Change
                                         -----------------------------------------------------------------------------------
                                           1994         1993         1992          1994/1993                1993/1992
(dollars in thousands)                    Dollars      Dollars     Dollars    Dollars   Per Share**   Dollars     Per Share*
- - ----------------------------------------------------------------------------------------------------------------------------
Net Income, prior period                     N/A           N/A        N/A     $10,894       $.54      $ 8,226          $.45
- - ----------------------------------------------------------------------------------------------------------------------------
Increase(decrease) attributable to:
- - ----------------------------------------------------------------------------------------------------------------------------
Interest Income*                         $77,063       $78,952     $81,213     (1,889)      (.09)      (2,261)         (.12)
- - ----------------------------------------------------------------------------------------------------------------------------
Interest Expense                          31,729        35,115      41,121      3,386        .17        6,006           .33
- - ----------------------------------------------------------------------------------------------------------------------------
  Net Interest Income                     45,334        43,837      40,092      1,497        .08        3,745           .21
- - ----------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                  2,181         2,165       2,275        (16)    ---             110           .01
- - ----------------------------------------------------------------------------------------------------------------------------
Noninterest Income:
- - ----------------------------------------------------------------------------------------------------------------------------
  Service charges on deposit accounts      4,143         3,939       3,592        204        .01          347           .02
- - ----------------------------------------------------------------------------------------------------------------------------
  Trust service fees                       3,092         3,346       3,229       (254)      (.01)         117           .01
- - ----------------------------------------------------------------------------------------------------------------------------
  Other service charges,
    commissions and fees                   3,080         3,059       2,407         21     ---             652           .03
- - ----------------------------------------------------------------------------------------------------------------------------
  Insurance related                        1,971         1,875       1,747         96     ---             128           .01
- - ----------------------------------------------------------------------------------------------------------------------------
  Credit card                              1,712         1,519       1,348        193        .01          171           .01
- - ----------------------------------------------------------------------------------------------------------------------------
  Net securities gains                       (22)          148         402       (170)      (.01)        (254)         (.02)
- - ----------------------------------------------------------------------------------------------------------------------------
  Other                                    1,653         1,869         800       (216)      (.01)       1,069           .06
- - ----------------------------------------------------------------------------------------------------------------------------
    Total noninterest income              15,629        15,755      13,525       (126)      (.01)       2,230           .12
- - ----------------------------------------------------------------------------------------------------------------------------
Noninterest Expense:
- - ----------------------------------------------------------------------------------------------------------------------------
  Salaries and wages                      18,025        17,392      16,102       (633)      (.03)      (1,290)         (.07)
- - ----------------------------------------------------------------------------------------------------------------------------
  Pensions and other
    employee benefits                      6,011         5,560       5,027       (451)      (.02)        (533)         (.03)
- - ----------------------------------------------------------------------------------------------------------------------------
  Equipment                                4,257         4,171       4,088        (86)      (.01)         (83)       ---
- - ----------------------------------------------------------------------------------------------------------------------------
  Net occupancy                            3,612         3,326       2,893       (286)      (.01)        (433)         (.02)
- - ----------------------------------------------------------------------------------------------------------------------------
  FDIC Insurance                           2,195         2,042       1,922       (153)      (.01)        (120)         (.01)
- - ----------------------------------------------------------------------------------------------------------------------------
  Credit card                                969           842         736       (127)      (.01)        (106)         (.01)
- - ----------------------------------------------------------------------------------------------------------------------------
  Other                                    7,226         7,118       7,290       (108)    ---             172           .01
- - ----------------------------------------------------------------------------------------------------------------------------
    Total noninterest expense             42,295        40,451      38,058     (1,844)      (.09)      (2,393)         (.13)
- - ----------------------------------------------------------------------------------------------------------------------------
FTE income before taxes                   16,487        16,976      13,284       (489)      (.02)       3,692           .20
- - ----------------------------------------------------------------------------------------------------------------------------
Income taxes                               4,926         4,901       3,235        (25)    ---          (1,666)         (.09)
- - ----------------------------------------------------------------------------------------------------------------------------
Taxable equivalent adjustment              1,222         1,181       1,823        (41)      (.01)         642           .03
- - ----------------------------------------------------------------------------------------------------------------------------
Additional shares outstanding                ---           ---         ---        ---       (.01)         ---          (.05)
- - ----------------------------------------------------------------------------------------------------------------------------
  Net change                                 ---           ---         ---       (555)      (.04)       2,668           .09
- - ----------------------------------------------------------------------------------------------------------------------------
 Net income, current period              $10,339       $10,894     $ 8,226    $10,339       $.50      $10,894          $.54
============================================================================================================================

 * Income computed on a fully taxable equivalent basis.
** Per share data has been restated for the three for two stock split effected in the form of a 50% stock dividend declared on August 27, 1993.

               Valley's return on average equity decreased in the first three months of 1994 to 11.12%, down from the 13.15% reported in 1993. Return on average assets was .92% and 1.02% in the first three months of 1994 and 1993. Table 2 highlights certain relationships between significant financial ratios. The remainder of this discussion provides a more detailed explanation of factors affecting the change in results of operations and the change in financial position of Valley for the reported periods.

Table 2:  Financial Ratios

                               Three months               Years ended
                                  ended                  December 31,
                                March 31,
     ----------------------------------------------------------------------
                              1994     1993         1993     1992     1991
     ----------------------------------------------------------------------
     Return on average
       assets                 .92%    1.02%         1.05%     .98%    .82%
     ----------------------------------------------------------------------
         Divided by
     ----------------------------------------------------------------------
     Average equity as a %
       of average assets     8.25     7.73          7.89     7.31    7.00
     ----------------------------------------------------------------------
           Equals
     ----------------------------------------------------------------------
     Return on average
       equity (%)           11.12    13.15         13.33    13.35   11.68
     ----------------------------------------------------------------------
       Multiplied by
     ----------------------------------------------------------------------
     Earnings retained (%)  51.85    58.02         58.58    58.71   52.14
     ----------------------------------------------------------------------
           Equals
     ----------------------------------------------------------------------
     Internal capital
       growth (%)            5.77     7.63          7.81     7.84    6.09
     ======================================================================


          Net Interest Income

               Net interest income is the most significant component of earnings. For analytical purposes, interest earned on tax exempt assets, such as industrial development revenue bonds and state and municipal obligations, is adjusted to a fully-taxable equivalent (FTE) basis. This adjustment is based upon the federal corporate income tax rate of 35% for first quarter 1994 and 34% for first quarter 1993, and any interest expense which is disallowed as a deduction in connection with carrying tax exempt assets. This FTE adjustment facilitates a meaningful comparison between taxable and nontaxable earning assets. Table 3 shows the sources of interest income and expense between years and the variances resulting from fluctuations in interest rate (rate) and changes in the amount (volume) of earning assets and interest-bearing liabilities.

               Net interest income on an FTE basis increased to $45.334 million in the first three months of 1994, compared with $43.837 million in the first three months of 1993. This increase of $1.497 million was due primarily to a greater increase in the volume of average earning assets (a $217.472 million increase) than in average interest-bearing liabilities (a $135.931 million increase), which accounted for $3.908 million of the increase in net interest income. Increased loans (a $146.304 million increase) primarily accounted for the increase in average earning assets. Approximately 44% of average earning asset growth was external, due to the Pierce County Bank & Trust Company ("Pierce County") acquisition, while the remaining 56% was internally generated. Average savings deposits (a $103.341 million increase) comprised the majority of the increase in average interest-bearing liabilities.

               The continued extraordinary volume of mortgage loan refinancings has negatively impacted Valley's net interest income. The impact on earning assets from the declining rate environment (a decrease of $6.020 million) was offset by aggressive repricing of interest-bearing liabilities (a $3.608 million decrease). The resulting $2.411 million decrease in net interest income was offset by a $3.908 million increase in net interest income from increased average balances, resulting in the $1.497 million increase in net interest income between the first three months of 1994 and 1993. Valley's net interest margin declined to 4.34% in the first three months of 1994, down from 4.42% for the first three months of 1993.

Table 3:  Changes in Net Interest Income - Taxable Equivalent Basis

                               Average Balances                Average Rates        Interest              1994-1993
                             ---------------------             ---------------------------------  ---------------------------
                              Three months ended                Three months      Three months
                                    March 31,                  ended March 31,   ended March 31,   Income
                             ---------------------- Increase/  ---------------------------------   Expense  Volume    Rate
(dollars in thousands)          1994       1993     (Decrease)  1994    1993      1994     1993   Variance Variance Variance
- - -----------------------------------------------------------------------------------------------------------------------------
Loans(1)                     $3,192,336  $3,046,032  $146,304   8.00%   8.53%   $63,874  $64,984  $(1,110)  $3,037  $(4,147)
- - -----------------------------------------------------------------------------------------------------------------------------
Funds sold                        6,577       8,827    (2,250)  3.10    2.45         51       54       (3)     (16)       13
- - -----------------------------------------------------------------------------------------------------------------------------
Investment securities-          776,668     725,071    51,597   4.88    5.58      9,472   10,107     (635)     687    (1,322)
  taxable(2)
- - -----------------------------------------------------------------------------------------------------------------------------
Investment securities-          205,751     183,930    21,821   7.13    8.28      3,666    3,807     (141)     423      (564)
  nontaxable
- - -----------------------------------------------------------------------------------------------------------------------------
  Total earning assets        4,181,332   3,963,860   217,472   7.37    7.97     77,063   78,952   (1,889)   4,131    (6,020)
- - -----------------------------------------------------------------------------------------------------------------------------
Reserve for loan losses         (41,459)    (38,798)   (2,661)
- - --------------------------------------------------------------
Cash and due from banks         173,094     164,480     8,614
- - --------------------------------------------------------------
Premises and equipment          102,518     103,643    (1,125)
- - --------------------------------------------------------------
Other assets                     91,538      90,425     1,113
- - --------------------------------------------------------------
  Total assets               $4,507,023  $4,283,610  $223,413
==============================================================

N.O.W. and money
  market deposits            $  800,602  $  773,698  $ 26,904   1.85    2.25      3,704    4,357     (653)     147      (800)
- - -----------------------------------------------------------------------------------------------------------------------------
Savings deposits                441,395     338,054   103,341   2.14    2.33      2,366    1,971      395      564      (169)
- - -----------------------------------------------------------------------------------------------------------------------------
Time deposits                 2,090,005   2,153,459   (63,454)  4.37    4.89     22,845   26,302   (3,457)    (757)   (2,700)
- - -----------------------------------------------------------------------------------------------------------------------------
Short-term borrowings           185,372     101,136    84,236   3.15    2.79      1,460      705      755      653       102
- - -----------------------------------------------------------------------------------------------------------------------------
Long-term borrowings             53,244      68,340   (15,096) 10.17   10.42      1,354    1,780     (426)    (385)      (41)
- - -----------------------------------------------------------------------------------------------------------------------------
  Total interest-bearing
    liabilities               3,570,618   3,434,687   135,931   3.55    4.09     31,729   35,115   (3,386)     222    (3,608)
- - -----------------------------------------------------------------------------------------------------------------------------
Demand deposits                 506,277     452,717    53,560
- - --------------------------------------------------------------
Accrued expenses and
  other liabilities              58,284      64,907    (6,623)
- - --------------------------------------------------------------
Shareholders' equity            371,844     331,299    40,545
- - --------------------------------------------------------------
  Total liabilities and
    shareholders' equity     $4,507,023  $4,283,610  $223,413
==============================================================
Rate spread                                                     3.82    3.88
- - -----------------------------------------------------------------------------------------------------------------------------
  Net interest margin/revenue                                   4.34%   4.42%   $45,334  $43,837   $1,497   $3,908   $(2,411)
=============================================================================================================================

Changes in interest due to volume and rate were defined as follows: Volume variance-change in average balance multiplied by prior year rate; Rate variance-change in rate multiplied by prior year average balance; and Rate/Volume variance-change in average balance multiplied by the change in rate. The change in interest due to both rate and volume has been allocated proportionately to volume variance and rate variance based on the relationship of the absolute dollar change in each.

(1) Nonperforming loans and mortgages held for sale are included in average balances used to determine average rates.
(2) Includes time deposits with other banks and investment securities available for sale.

               The net interest margin was affected not only by the increase in average balances and declining interest rates, as noted above, but also by changes in the mix of earning assets and interest-bearing liabilities. Table 4 shows the sources and mix of net interest income. As shown in this table, the mix of nontaxable interest income to total interest on earning assets declined significantly from 1992 to 1994. The decrease in the level of nontaxable interest income resulted from Valley's use of other investment alternatives in response to the decrease in the FTE yields of "bank qualified" municipal obligations, in relation to other taxable investment alternatives. Valley's commitment to lending is evident in the increase in the relationship of interest and fees on loans as a percent of total interest on earning assets for the years shown.

          Provision for Loan Losses

               In the first three months of 1994, the provision for loan losses amounted to $2.181 million compared with $2.165 million in the first three months of 1993. The 1994 provision for the first three months comprises two elements: 1) a general increase in the reserve for loan losses from 1.27% of loans at December 31, 1993 to 1.34% at March 31, 1994
          (amounting to $1.892 million); and 2) restoration of the reserve for the first three months of 1994 net charge-offs (amounting to $.289 million).

          Noninterest Income

               Total noninterest income amounted to $15.629 million in the first three months of 1994 compared to $15.755 million in 1993 and $13.525 million in 1992, a .8% decrease in 1994 from 1993 and a 16.5% increase in 1993 from 1992. All categories of noninterest income reflect increases due to Valley's acquisitions of United Savings and Loan Association ("United") in July 1992 and Pierce County in November 1993. Their results of operations are included in Valley's from the dates of acquisition forward. Table 5 shows the major categories of noninterest income for the first three months of 1994, 1993 and 1992, and the percentage change between years.

               Major changes in noninterest income categories over the periods shown include insurance related income, gain on sales of mortgage loans and annuity commissions.

               Service charges on deposit accounts make up the largest portion of noninterest income. Service charges increased by $.204 million, or 5.2% over the amounts recorded in the first three months of 1993.

               Valley recognized accretion of negative goodwill in the amount of $.394 million in the first three months of 1994 and 1993, substantially all of which is attributable to the United acquisition. The negative goodwill attributable to United is being accreted over a 10 year period, in equal annual amounts of $1.537 million.

               Net securities losses amounted to $0.22 million in the first three months of 1994 compared to net securities gains of $.148 million and $.402 million in 1993 and 1992, respectively. All securities sold were classified as securities available for sale.

Table 4:  Sources of Net Interest Income

                                                                         Three months ended March 31,
                                    ---------------------------------------------------------------------------------
(dollars in thousands)                1994           Mix           1993           Mix           1992            Mix
- - ---------------------------------------------------------------------------------------------------------------------
Interest Income
- - ---------------------------------------------------------------------------------------------------------------------
  Loans (1)                         $63,874         82.9%        $64,984        82.3%          $63,623          78.4%
- - ---------------------------------------------------------------------------------------------------------------------
  Funds sold                             51           .1              54          .1               261            .3
- - ---------------------------------------------------------------------------------------------------------------------
  Taxable securities (2)              9,472         12.3          10,107        12.8            11,455          14.1
- - ---------------------------------------------------------------------------------------------------------------------
  Nontaxable securities               3,666          4.7           3,807         4.8             5,874           7.2
- - ---------------------------------------------------------------------------------------------------------------------
    Total earning assets            $77,063        100.0%        $78,952       100.0%          $81,213         100.0%
- - ---------------------------------------------------------------------------------------------------------------------
Interest Expense
- - ---------------------------------------------------------------------------------------------------------------------
  N.O.W. & money market deposits    $ 3,704         11.7%        $ 4,357        12.4%          $5,480           13.3%
- - ---------------------------------------------------------------------------------------------------------------------
  Savings deposits                    2,366          7.4           1,971         5.6             2,320           5.6
- - ---------------------------------------------------------------------------------------------------------------------
  Time deposits                      22,845         72.0          26,302        74.9            30,380          73.9
- - ---------------------------------------------------------------------------------------------------------------------
  Short-term borrowings               1,460          4.6             705         2.0             1,017           2.5
- - ---------------------------------------------------------------------------------------------------------------------
  Long-term borrowings                1,354          4.3           1,780         5.1             1,924           4.7
- - ---------------------------------------------------------------------------------------------------------------------
    Total interest-bearing funds    $31,729        100.0%        $35,115       100.0%          $41,121         100.0%
- - ---------------------------------------------------------------------------------------------------------------------
Net interest income --
  taxable equivalent basis          $45,334                      $43,837                       $40,092
=====================================================================================================================
Average Rates
- - ---------------------------------------------------------------------------------------------------------------------
Earning assets                         7.37%                        7.97%                         9.14%
- - ---------------------------------------------------------------------------------------------------------------------
Interest-bearing funds                 3.55                         4.09                          5.24
- - ---------------------------------------------------------------------------------------------------------------------
 Net yield on earning assets           3.82                         4.42                          4.51
=====================================================================================================================

(1) Includes mortgages held for sale.
(2) Includes time deposits with other banks and investment securities available for sale.

Table 5:  Noninterest Income

                                            Three months ended March 31,          % Increase (Decrease)
                                          --------------------------------       -----------------------
(dollars in thousands)                      1994        1993        1992         1994-1993    1993-1992
- - --------------------------------------------------------------------------------------------------------
Service charges on deposit accounts       $ 4,143     $ 3,939     $ 3,592           5.2          9.7
- - --------------------------------------------------------------------------------------------------------
Trust service fees                          3,092       3,346       3,229          (7.6)         3.6
- - --------------------------------------------------------------------------------------------------------
Other service charges,
  commissions and fees                      3,080       3,059       2,407            .1         27.1
- - --------------------------------------------------------------------------------------------------------
Credit card                                 1,712       1,519       1,348          12.7         12.7
- - --------------------------------------------------------------------------------------------------------
Insurance related                           1,588       1,334       1,382          19.0         (3.5)
- - --------------------------------------------------------------------------------------------------------
Gain on sale of mortgage loans              1,027       1,127         598          (8.9)        88.5
- - --------------------------------------------------------------------------------------------------------
Accretion of negative goodwill                394         394          --            --          NMF
- - --------------------------------------------------------------------------------------------------------
Annuity commissions                           383         541         365         (29.2)        48.2
- - --------------------------------------------------------------------------------------------------------
Other                                         232         348         202         (33.3)        72.3
- - --------------------------------------------------------------------------------------------------------
  Subtotal                                 15,651      15,607      13,123            .3         18.9
- - --------------------------------------------------------------------------------------------------------
Net securities gains                         (22)         148         402           NMF        (63.2)
- - --------------------------------------------------------------------------------------------------------
  Total noninterest income                $15,629     $15,755     $13,525           (.8)        16.5
========================================================================================================

          Noninterest Expense

               Total noninterest expense amounted to $42.295 million in the first three months of 1994 compared to $40.451 million in 1993 and $38.058 million in 1992, a 4.6% increase in 1994 from 1993 and a 6.3% increase in 1993 from 1992. All categories of noninterest expense reflect increases due to Valley's acquisitions of United in July 1992 and Pierce County in November 1993. Their results of operations are included in Valley's from the dates of acquisition forward. Table 6 shows the major categories of noninterest expense for the first three months of 1994, 1993 and 1992, and the percentage change between years.

               The largest component of noninterest expense is salaries and wages. Salaries and wages increased to $18.025 million for the first three months of 1994, up from $17.392 for the first three months of 1993 and $16.102 million for the first three months of 1991. Pensions and other employee benefits totalled $6.011 in the first quarter of 1994 compared to $5.560 million in the first quarter of 1993 and $5.027 million for the first quarter of 1992. These two categories make up over 56% of Valley's total noninterest expense.

               In 1992, the Financial Accounting Standards Board (FASB) issued SFAS No. 112 "Employers' Accounting for Post Employment Benefits." This statement requires accrual accounting for the estimated cost of benefits provided to former employees after employment, but before retirement. Valley is required to adopt the new standard no later than 1994. Valley currently accrues for severance benefits when identified and therefore, has determined that adoption of the new standard will not have a material impact.

               Other expenses include a wide range of miscellaneous expense types. Other expenses for the first three months of 1994 were $1.026 million, $.802 million for the first three months of 1993, and $1.352 million for the first three months of 1992.

Table 6:  Noninterest Expense

                                            Three months ended March 31,         % Increase (Decrease)
                                          -------------------------------       -----------------------
(dollars in thousands)                      1994        1993        1992        1994-1993    1993-1992
- - -------------------------------------------------------------------------       -----------------------
Salaries and wages                        $18,025     $17,392     $16,102           3.6          8.0
- - -------------------------------------------------------------------------       -----------------------
Pensions and other employee benefits        6,011       5,560       5,027           8.1         10.6
- - -------------------------------------------------------------------------       -----------------------
Equipment                                   4,257       4,171       4,088           2.1          2.0
- - -------------------------------------------------------------------------       -----------------------
Net occupancy                               3,612       3,326       2,893           8.6         15.0
- - -------------------------------------------------------------------------       -----------------------
FDIC insurance                              2,195       2,042       1,922           7.5          6.2
- - -------------------------------------------------------------------------       -----------------------
Communication/Delivery                      1,715       1,652       1,575           3.8          4.9
- - -------------------------------------------------------------------------       -----------------------
Professional services                       1,438       1,386       1,256           3.8         10.4
- - -------------------------------------------------------------------------       -----------------------
Business development                        1,199       1,554       1,413         (22.8)        10.0
- - -------------------------------------------------------------------------       -----------------------
Credit card                                   969         842         736          15.1         14.4
- - -------------------------------------------------------------------------       -----------------------
Processing costs                              924         851         834           8.6          2.0
- - -------------------------------------------------------------------------       -----------------------
Intangible amortization                       924         873         860           5.8          1.5
- - -------------------------------------------------------------------------       -----------------------
Other                                       1,026         802       1,352          27.9        (40.7)
- - -------------------------------------------------------------------------       -----------------------
  Total noninterest expense               $42,295     $40,451     $38,058           4.6          6.3
=========================================================================       =======================

          Income Taxes

               Income tax expense was $4.926 million in the first three months of 1994 compared to $4.901 million in the first three months of 1993. The increase in tax expense in 1994 of $.025 million resulted primarily from two factors: 1) the federal corporate tax rate increase from 34% to 35%; and 2) a decrease in nontaxable interest income of $.182 million.

          Financial Position

               Total average assets were $4.507 billion in the first quarter of 1994, an increase of $223 million over the first quarter of 1993. Approximately $110 million of this growth was due to the acquisition of Pierce County and $113 million was internally generated. Average earning assets have consistently accounted for over 90% of total average assets. Average earning assets represented 92.8% of total average assets for the first quarter of 1994 compared to 92.5% in the first quarter of 1993. Average loans increased to $3.192 billion in the first quarter of 1994 compared to $3.046 billion in the first quarter of 1993. Valley also produced approximately $129 million of real estate loans in the first three months of 1994, not included in the March 31, 1994 period end balances, which were packaged and sold into the secondary market. Valley's general policy is not to retain long-term fixed rate mortgages in its loan portfolio.

               Loans as a percent of assets have increased to 71.0% at March 31, 1994 compared to 69.5% at December 31, 1993 and 70.4% at March 31, 1993. Table 7 shows the loan portfolio mix at March 31, 1994. Table 10 provides an analysis of average balances, mix, interest, average rates and key ratios for the five most recent quarters.

               Valley adopted SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" in the fourth quarter of 1992. There have been no changes to the methodology and assumptions used to estimate fair values at December 31, 1993, and the relative mix of financial instruments on the balance sheet as well as off-balance sheet instruments have not significantly changed since December 31, 1993. Management believes the estimated fair values disclosed at December 31, 1993 continue to depict the relationship of carrying value to estimated fair value for financial instruments.

          Asset Quality

               The most significant risk of loss in a financial institution is from its loan portfolio. Valley manages its loan portfolio to limit risk through initial review of credit applications, approval of loans by a review committee and loan documentation and compliance procedures. Valley also has a corporate credit administration and loan review staff. This staff performs loan reviews at subsidiary banks. This review process assists banks in early recognition of problem credits. This staff also provides expertise in loan workouts to limit credit losses. Valley's banks prepare quarterly problem loan action reports (PLARs) to monitor nonperforming loans and determine the adequacy of the reserve. All loans classified for regulatory purposes as loss, doubtful or substandard are included in the PLARs. The PLARs also include all loans classified as nonperforming.

Table 7:  Loan Portfolio Review

                                               March 31,
                                      ------------------------
(dollars in thousands)                    1994           MIX
- - --------------------------------------------------------------
 Commercial real estate               $  824,663         26.1%
- - --------------------------------------------------------------
 Real estate-mortgage (1st lien)         754,013         23.9
- - --------------------------------------------------------------
 Commercial                              592,692         18.8
- - --------------------------------------------------------------
 Consumer                                360,216         11.4
- - --------------------------------------------------------------
 Agricultural                            204,187          6.5
- - --------------------------------------------------------------
 Real estate-mortgage (2nd lien)         154,751          4.9
- - --------------------------------------------------------------
 Real estate-construction                117,074          3.7
- - --------------------------------------------------------------
 Check credit and credit card             62,851          2.0
- - --------------------------------------------------------------
 Student                                  66,287          2.1
- - --------------------------------------------------------------
 Leasing                                  17,613           .6
- - --------------------------------------------------------------
   Total loans                         3,154,347        100.0%
- - --------------------------------------------------------------
 Reserve for loan losses                 (42,303)
- - --------------------------------------------------------------
   Total loans, net                   $3,112,044
==============================================================
 Loans as a % of assets                     70.9%
==============================================================

               Senior management also reviews the PLARs quarterly with the corporate credit administration and loan review staff to determine if there are any trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. In addition, senior management determines if there is any information regarding large credits that may cause management to question the ability of such borrowers to comply with loan repayment terms. Valley's lending philosophy is to make high-quality loans to Wisconsin consumers and businesses, allowing the banks to efficiently monitor and control credit risk. The majority of the portfolio is composed of loans to individuals and small and medium-sized businesses. Consistent with its corporate-wide lending and investment policies, Valley's banks' portfolios have no foreign loans, energy loans or out-of-market credit card balances. Valley's loan underwriting policies discourage the making of out-of-market real estate loans and loans relating to highly leveraged transactions. Valley's banks do not hold non-investment grade debt securities in their investment portfolios and Valley does not invest in any interest only or principal only investment securities.

               Loan loss exposure is also limited through industry diversification. Valley's loan portfolio is well diversified with no excessive concentration in any one industry. Agricultural loans at Valley represent approximately 6.5% of the portfolio at March 31, 1994, while loans to finance non-owner occupied commercial real estate development amounted to approximately $485 million, or 15.2% of December 31, 1993 loans outstanding. Valley does a limited amount of equipment lease financing, comprising mainly leases to individuals and small and medium businesses. Leases outstanding remained at $17.6 million at March 31, 1994 compared to $17.6 million at March 31, 1993.

               In accordance with regulatory standards, loans are placed in nonaccrual status when they reach a prescribed delinquency stage, generally when payments are 90 days past due or when other events occur which make the collection of all principal and interest owing on the loan questionable.

               Nonperforming loans, which include nonaccrual loans, loans past due 90 days or more and loans with restructured terms, totalled $23.200 million at March 31, 1994 compared to $20.586 million and $25.901 million reported at December 31, 1993 and March 31, 1993, respectively. Nonperforming loans as a percent of loans outstanding decreased to .74% at March 31, 1994 as compared to .65% and .86% at December 31, 1993 and March 31, 1993, respectively.

               Nonperforming assets, which include nonperforming loans and other real estate owned acquired in foreclosure, totaled $25.337 million at March 31, 1994, or .57% of total assets, compared to $22.880 million or .50% of total assets and $30.233 million or .71% of total assets at December 31, 1993 and March 31, 1993, respectively. In addition to the loans classified as nonperforming, there were other loans aggregating approximately $66 million at March 31, 1994 and $60 million at March 31, 1993, where management is closely following the borrowers' ability to continue to comply with loan repayment terms. Current conditions do not warrant classification of these loans as nonperforming, nor is any loss of principal on these loans considered likely at this time.

               The reserve for loans losses (reserve) totaled $42.303 million or 1.34% of total loans at March 31, 1994 up from $38.748 million or 1.28% of total loans at March 31, 1993 and $40.411 or 1.27% of total loans at December 31, 1993. The level of reserve is established based upon management's assessment of overall risk in the loan portfolio. Valley uses a loan grading system to continuously monitor problem credits. A loan is graded based upon a number of factors, which include collateral values, financial condition of borrowers and assessment of ultimate collectibility. The reserve is based upon reasonable estimates, from which actual losses may vary. Reserve estimates are reviewed quarterly and evaluated based upon current conditions relating to individual customers and the economy in general. Adjustments to the reserve are reflected through the provision for loan losses. Valley implemented a new method of establishing and evaluating the reserve levels at all of its affiliate banks, based upon current regulatory methodology, in the fourth quarter of 1992. This method sets reserve requirements based upon a combination of estimated potential losses plus an additional percentage of the remaining balance of problem loans, and establishes a general reserve based upon the loan composition of the bank's loan portfolio.

               Loans charged off, net of recoveries, totaled $.289 million in the first three months of 1994 compared with $1.338 million in the first three months of 1993. Net loans charged off as a percent of average loans was .01% in the first three months of 1994 and .04% in the first three months of 1993.

               Valley has an environmental policy which establishes procedures to limit the exposure for loss related to environmental problems on any properties foreclosed upon or properties securing extensions of credit by Valley. This policy generally requires the borrower to complete an environmental questionnaire and calls for an on site inspection of the real estate securing the loan. The policy also requires that, prior to taking title to any real property by foreclosure, an investigation must be made of the property to determine if there is any potential environmental liability.

               Table 8 shows balances of nonperforming loans and assets, reserve and key asset quality performance ratios.

Table 8:  Nonperforming Assets and Reserve for Loan Losses

                                         March 31,   December 31,    March 31,
(dollars in thousands)                     1994          1993          1993
- - ------------------------------------------------------------------------------
 Nonperforming Assets:
- - ------------------------------------------------------------------------------
 Nonaccrual loans                        $19,139       $16,306       $21,359
- - ------------------------------------------------------------------------------
 Restructured loans                        2,054         2,068         3,128
- - ------------------------------------------------------------------------------
 Loans past due 90 days or more            2,007         2,212         1,414
- - ------------------------------------------------------------------------------
   Total nonperforming loans              23,200        20,586        25,901
- - ------------------------------------------------------------------------------
 Other real estate owned                   2,137         2,294         4,332
- - ------------------------------------------------------------------------------
   Total nonperforming assets            $25,337       $22,880       $30,233
- - ------------------------------------------------------------------------------
 Nonperforming loans as a % of loans         .74%          .65%          .86%
- - ------------------------------------------------------------------------------
 Nonperforming assets as a % of assets       .57%          .50%          .71%
- - ------------------------------------------------------------------------------
 Reserve for Loan Losses:
- - ------------------------------------------------------------------------------
 At period end                           $42,303       $40,411       $38,748
- - ------------------------------------------------------------------------------
 As a % of loans                            1.34%         1.27%         1.28%
- - ------------------------------------------------------------------------------
 As a % of nonperforming loans            182.34%       196.30%       149.60%
- - ------------------------------------------------------------------------------
 As a % of nonaccrual loans               221.03%       247.83%       181.41%
==============================================================================

            Capital Resources

               Shareholders' equity increased to $365.183 million at March 31, 1994 compared to $334.601 million at March 31, 1993. The increase of $30.582 million between years was comprised mainly of net earnings retained.

               Table 9 shows Valley's consolidated capital structure and risk-based capital ratios for March 31, 1994, December 31, 1993 and March 31, 1993. Valley's total capital ratio of 11.65% at March 31, 1994 is well above the regulatory minimum of 8.00%. Valley's Tier I ratio of 10.40% at March 31, 1994 is also well above the regulatory minimum of 4.00%.

Table 9:  Capital Resources

                                       March 31,                 December 31,                March 31,
                                          1994                       1993                       1993
- - --------------------------------------------------------------------------------------------------------
 Capital Structure
- - --------------------------------------------------------------------------------------------------------
 Long-term debt                    $   53,235,529             $   53,251,185             $   68,296,056
- - --------------------------------------------------------------------------------------------------------
 Shareholders' equity                 365,183,367                365,907,853                334,600,943
- - --------------------------------------------------------------------------------------------------------
 Total capitalization              $  418,418,896             $  419,159,038             $  402,896,999
- - --------------------------------------------------------------------------------------------------------
 Tangible equity                   $  330,267,672             $  330,653,918             $  300,039,061
- - --------------------------------------------------------------------------------------------------------
 Intangible Assets
- - --------------------------------------------------------------------------------------------------------
 Goodwill - parent                 $   17,113,345             $   17,362,541             $   18,110,135
- - --------------------------------------------------------------------------------------------------------
 Core deposit premium - parent          1,259,607                  1,512,782                  2,290,553
- - --------------------------------------------------------------------------------------------------------
 Subsidiaries:
- - --------------------------------------------------------------------------------------------------------
   Goodwill                            13,913,814                 13,621,866                 10,899,328
- - --------------------------------------------------------------------------------------------------------
   Core deposit premium                 2,419,361                  2,514,175                  2,799,095
- - --------------------------------------------------------------------------------------------------------
   Other identifiable intangibles         209,568                    242,571                    462,771
- - --------------------------------------------------------------------------------------------------------
 Total intangibles                 $   34,915,695             $   35,253,935            $    34,561,882
========================================================================================================
 Risk-Based Capital
- - --------------------------------------------------------------------------------------------------------
 Tier I capital:
- - --------------------------------------------------------------------------------------------------------
   Shareholders' equity            $  365,183,367             $  365,907,853             $  334,600,943
- - --------------------------------------------------------------------------------------------------------
   Minority interest                      155,102                    330,030                    164,895
- - --------------------------------------------------------------------------------------------------------
   Less intangibles                   (34,915,695)               (35,253,935)               (34,203,956)
- - --------------------------------------------------------------------------------------------------------
     Total Tier I capital          $  330,422,774             $  330,983,948             $  300,203,956
========================================================================================================
 Tier II capital:
- - --------------------------------------------------------------------------------------------------------
   Allowable reserve for
     loan losses                   $   42,302,707             $   40,410,907            $    38,747,732
- - --------------------------------------------------------------------------------------------------------
   Qualifying long-term debt                 ---                        ---                   3,000,000
- - --------------------------------------------------------------------------------------------------------
     Total Tier II capital         $   42,302,707             $   40,410,907            $    41,747,732
========================================================================================================
     Total capital                 $  372,725,481             $  371,394,855            $   341,951,688
========================================================================================================
 Risk-Weighted Assets              $3,177,914,000             $3,294,529,000             $3,099,836,000
- - --------------------------------------------------------------------------------------------------------
 Risk-based capital ratios:
- - --------------------------------------------------------------------------------------------------------
   Tier I                                   10.40%                    10.05%                      9.68%
- - --------------------------------------------------------------------------------------------------------
   Total                                    11.65%                    11.27%                     11.03%
- - --------------------------------------------------------------------------------------------------------
   Tier I Leverage                           7.56%                     7.26%                      7.08%
========================================================================================================

Table 10:  Quarterly Average Balances, Mix, Interest, Average Rates and
           Key Ratios

                                                  First Quarter - 1994                         Fourth Quarter - 1993
                                      ------------------------------------------   -----------------------------------------
                                         Average                       Average       Average                       Average
(dollars in thousands)                   Balance       Mix    Interest   Rate         Balance       Mix   Interest    Rate
- - --------------------------------------------------------------------------------   -----------------------------------------
Assets
- - --------------------------------------------------------------------------------   -----------------------------------------
Earning Assets:
- - --------------------------------------------------------------------------------   -----------------------------------------
  Loans, net of unearned discount (1)  $3,192,336      70.8 % $63,874     8.00 %   $3,191,052      71.1 % $65,969     8.27 %
- - --------------------------------------------------------------------------------   -----------------------------------------
  Funds sold                                6,577       0.2        51     3.10          4,411       0.1        27     2.45
- - --------------------------------------------------------------------------------   -----------------------------------------
  Investment securities
- - --------------------------------------------------------------------------------   -----------------------------------------
    Taxable (2)                           776,668      17.2     9,472     4.88        758,015      16.9     9,595     5.06
- - --------------------------------------------------------------------------------   -----------------------------------------
    Nontaxable                            205,751       4.6     3,666     7.13        202,845       4.5     3,806     7.50
- - --------------------------------------------------------------------------------   -----------------------------------------
      Total investment securities         982,419      21.8    13,138     5.35        960,860      21.4    13,401     5.58
- - --------------------------------------------------------------------------------   -----------------------------------------
      Total earning assets              4,181,332      92.8    77,063     7.37      4,156,323      92.6    79,397     7.64
- - --------------------------------------------------------------------------------   -----------------------------------------
Reserve for loan losses                   (41,459)     -0.9                           (40,215)     -0.9
- - --------------------------------------------------------------------------------   -----------------------------------------
Cash and due from banks                   173,094       3.8                           180,769       4.0
- - --------------------------------------------------------------------------------   -----------------------------------------
Premises and equipment, net               102,518       2.3                           102,982       2.3
- - --------------------------------------------------------------------------------   -----------------------------------------
Other assets                               91,538       2.0                            88,435       2.0
- - --------------------------------------------------------------------------------   -----------------------------------------
  Total assets                         $4,507,023     100.0 %                      $4,488,294     100.0 %
================================================================================   =========================================
Liabilities and Shareholders' Equity
- - --------------------------------------------------------------------------------   -----------------------------------------
Interest-bearing liabilities:
- - --------------------------------------------------------------------------------   -----------------------------------------
N.O.W. and money market deposits       $  800,602      17.7 % $ 3,704     1.85 %     $798,684      17.8 % $ 4,056     2.03 %
- - --------------------------------------------------------------------------------   -----------------------------------------
Savings deposits                          441,395       9.8     2,366     2.14        437,181       9.7     2,660     2.43
- - --------------------------------------------------------------------------------   -----------------------------------------
Time deposits                           2,090,005      46.4    22,845     4.37      2,121,063      47.3    24,177     4.56
- - --------------------------------------------------------------------------------   -----------------------------------------
Short-term borrowings                     185,372       4.1     1,460     3.15        103,529       2.3       761     2.94
- - --------------------------------------------------------------------------------   -----------------------------------------
Long-term borrowings                       53,244       1.2     1,354    10.17         53,150       1.1     1,352    10.17
- - --------------------------------------------------------------------------------   -----------------------------------------
  Total interest-bearing liabilities    3,570,618      79.2    31,729     3.55      3,513,607      78.2    33,006     3.76
- - --------------------------------------------------------------------------------   -----------------------------------------
Demand deposits                           506,277      11.2                           541,159      12.1
- - --------------------------------------------------------------------------------   -----------------------------------------
Accrued expenses and other liabilities     58,284       1.3                            74,707       1.7
- - --------------------------------------------------------------------------------   -----------------------------------------
  Total liabilities                     4,135,179      91.7                         4,129,473      92.0
- - --------------------------------------------------------------------------------   -----------------------------------------
Shareholders' equity                      371,844       8.3                           358,821       8.0
- - --------------------------------------------------------------------------------   -----------------------------------------
  Total liabilities and
    shareholders' equity               $4,507,023     100.0 %                      $4,488,294     100.0 %
================================================================================   =========================================
    Taxable equivalent net interest
      income and rate spread                                  $45,334      3.82 %                         $46,391     3.88 %
- - ---------------------------------------------------------------------------------   ----------------------------------------
Net yield on earning assets                                                4.34 %                                     4.45 %
=================================================================================   ========================================

(1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
(2) Includes time deposits with other banks and investment securities available for sale.

Key Average Balances Ratios
- - ---------------------------------------------------------------------------------   ----------------------------------------
Loans to assets                             70.83 %                                      71.10 %
- - ---------------------------------------------------------------------------------   ----------------------------------------
Earning assets to total assets              92.77                                        92.60
- - ---------------------------------------------------------------------------------   ----------------------------------------
Reserve for loan losses to loans             1.30                                         1.26
- - ---------------------------------------------------------------------------------   ----------------------------------------
Net loans charged off as a % of loans        0.01                                         0.10
- - ---------------------------------------------------------------------------------   ----------------------------------------
Long-term borrowings to
  shareholders equity                       14.32                                        14.81
- - ---------------------------------------------------------------------------------   ----------------------------------------
Shareholders' equity to total assets         8.25                                         7.99
- - ---------------------------------------------------------------------------------   ----------------------------------------

Table 10:  Quarterly Average Balances, Mix, Interest, Average Rates and
           Key Ratios

                                                  Third Quarter - 1993                         Second Quarter - 1993
                                      -------------------------------------------   ----------------------------------------
                                         Average                        Average       Average                       Average
(dollars in thousands)                   Balance       Mix    Interest   Rate         Balance       Mix   Interest    Rate
- - ---------------------------------------------------------------------------------   ----------------------------------------
Assets
- - ---------------------------------------------------------------------------------   -----------------------------------------
Earning Assets:
- - ---------------------------------------------------------------------------------   -----------------------------------------
  Loans, net of unearned discount (1)  $3,123,147      71.6 % $65,667      8.41 %   $3,086,578      71.7 % $65,643     8.51 %
- - ---------------------------------------------------------------------------------   -----------------------------------------
  Funds sold                                8,329       0.2        39      1.88          2,137       0.1        12     2.25
- - ---------------------------------------------------------------------------------   -----------------------------------------
  Investment securities
- - ---------------------------------------------------------------------------------   -----------------------------------------
    Taxable (2)                           714,578      16.4     9,328      5.22        718,727      16.7     9,620     5.35
- - ---------------------------------------------------------------------------------   -----------------------------------------
    Nontaxable                            188,948       4.3     4,071      8.62        178,550       4.1     3,633     8.14
- - ---------------------------------------------------------------------------------   -----------------------------------------
      Total investment securities         903,526      20.7    13,399      5.93        897,277      20.8    13,253     5.91
- - ---------------------------------------------------------------------------------   -----------------------------------------
      Total earning assets              4,035,002      92.5    79,105      7.84      3,985,992      92.6    78,908     7.92
- - ---------------------------------------------------------------------------------   -----------------------------------------
Reserve for loan losses                   (40,449)     -0.9                            (39,946)     -0.9
- - ---------------------------------------------------------------------------------   -----------------------------------------
Cash and due from banks                   176,398       4.1                            166,796       3.8
- - ---------------------------------------------------------------------------------   -----------------------------------------
Premises and equipment, net               102,109       2.3                            103,613       2.4
- - ---------------------------------------------------------------------------------   -----------------------------------------
Other assets                               88,076       2.0                             90,309       2.1
- - ---------------------------------------------------------------------------------   -----------------------------------------
  Total assets                         $4,361,136     100.0 %                       $4,306,764     100.0 %
=================================================================================   =========================================
Liabilities and Shareholders' Equity
- - ---------------------------------------------------------------------------------   -----------------------------------------
Interest-bearing liabilities:
- - ---------------------------------------------------------------------------------   -----------------------------------------
N.O.W. and money market deposits       $  774,879      17.8 % $ 4,103      2.12 %   $  757,764      17.6 % $ 4,131     2.18 %
- - ---------------------------------------------------------------------------------   -----------------------------------------
Savings deposits                          414,966       9.5     3,085      2.97        455,898      10.6     2,602     2.28
- - ---------------------------------------------------------------------------------   -----------------------------------------
Time deposits                           2,064,502      47.3    23,780      4.61      2,038,633      47.3    24,803     4.87
- - ---------------------------------------------------------------------------------   -----------------------------------------
Short-term borrowings                     133,059       3.1       920      2.76        102,948       2.4       711     2.76
- - ---------------------------------------------------------------------------------   -----------------------------------------
Long-term borrowings                       63,256       1.4     1,811     11.45         68,330       1.6     1,780    10.42
- - ---------------------------------------------------------------------------------   -----------------------------------------
  Total interest-bearing liabilities    3,450,662      79.1    33,699      3.91      3,423,573      79.5    34,027     3.98
- - ---------------------------------------------------------------------------------   -----------------------------------------
Demand deposits                           501,348      11.5                            473,705      11.0
- - ---------------------------------------------------------------------------------   -----------------------------------------
Accrued expenses and other liabilities     61,931       1.4                             70,186       1.6
- - ---------------------------------------------------------------------------------   -----------------------------------------
  Total liabilities                     4,013,941      92.0                          3,967,464      92.1
- - ---------------------------------------------------------------------------------   -----------------------------------------
Shareholders' equity                      347,195       8.0                            339,300       7.9
- - ---------------------------------------------------------------------------------   -----------------------------------------
  Total liabilities and
    shareholders' equity               $4,361,136     100.0 %                       $4,306,764     100.0 %
=================================================================================   =========================================
    Taxable equivalent net interest
      income and rate spread                                 $45,406      3.93 %                          $44,881     3.94 %
- - ---------------------------------------------------------------------------------   -----------------------------------------
Net yield on earning assets                                               4.50 %                                      4.50 %
- - ---------------------------------------------------------------------------------   -----------------------------------------

(1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
(2) Includes time deposits with other banks and investment securities available for sale.


Key Average Balances Ratios
- - ---------------------------------------------------------------------------------   -----------------------------------------
Loans to assets                             71.61 %                                      71.67 %
- - ---------------------------------------------------------------------------------   -----------------------------------------
Earning assets to total assets              92.52                                        92.55
- - ---------------------------------------------------------------------------------   -----------------------------------------
Reserve for loan losses to loans             1.30                                         1.29
- - ---------------------------------------------------------------------------------   -----------------------------------------
Net loans charged off as a % of loans        0.06                                         0.05
- - ---------------------------------------------------------------------------------   -----------------------------------------
Long-term borrowings to
  shareholders equity                       18.22                                        20.14
- - ---------------------------------------------------------------------------------   -----------------------------------------
Shareholders' equity to total assets         7.96                                         7.87
- - ---------------------------------------------------------------------------------   -----------------------------------------

Table 10:  Quarterly Average Balances, Mix, Interest, Average Rates and
           Key Ratios

                                                   First Quarter - 1993
                                      -------------------------------------------
                                         Average                        Average
(dollars in thousands)                   Balance       Mix    Interest   Rate
- - ---------------------------------------------------------------------------------
Assets
- - ---------------------------------------------------------------------------------
Earning Assets:
- - ---------------------------------------------------------------------------------
  Loans, net of unearned discount (1)  $3,046,032      71.1 % $64,984      8.53 %
- - ---------------------------------------------------------------------------------
  Funds sold                                8,827       0.2        54      2.45
- - ---------------------------------------------------------------------------------
  Investment securities
- - ---------------------------------------------------------------------------------
    Taxable (2)                           725,071      16.9    10,108      5.58
- - ---------------------------------------------------------------------------------
    Nontaxable                            183,930       4.3     3,807      8.28
- - ---------------------------------------------------------------------------------
      Total investment securities         909,001      21.2    13,915      6.12
- - ---------------------------------------------------------------------------------
      Total earning assets              3,963,860      92.5    78,953      7.97
- - ---------------------------------------------------------------------------------
Reserve for loan losses                   (38,798)     -0.9
- - ---------------------------------------------------------------------------------
Cash and due from banks                   164,480       3.9
- - ---------------------------------------------------------------------------------
Premises and equipment, net               103,643       2.4
- - ---------------------------------------------------------------------------------
Other assets                               90,425       2.1
- - ---------------------------------------------------------------------------------
  Total assets                         $4,283,610     100.0 %
=================================================================================
Liabilities and Shareholders' Equity
- - ---------------------------------------------------------------------------------
Interest-bearing liabilities:
- - ---------------------------------------------------------------------------------
N.O.W. and money market deposits         $773,698      18.1 %  $4,357      2.25 %
- - ---------------------------------------------------------------------------------
Savings deposits                          338,054       7.9     1,971      2.33
- - ---------------------------------------------------------------------------------
Time deposits                           2,153,459      50.3    26,302      4.89
- - ---------------------------------------------------------------------------------
Short-term borrowings                     101,136       2.3       705      2.79
- - ---------------------------------------------------------------------------------
Long-term borrowings                       68,340       1.6     1,780     10.42
- - ---------------------------------------------------------------------------------
  Total interest-bearing liabilities    3,434,687      80.2    35,115      4.09
- - ---------------------------------------------------------------------------------
Demand deposits                           452,717      10.6
- - ---------------------------------------------------------------------------------
Accrued expenses and other liabilities     64,907       1.5
- - ---------------------------------------------------------------------------------
  Total liabilities                     3,952,311      92.3
- - ---------------------------------------------------------------------------------
Shareholders' equity                      331,299       7.7
- - ---------------------------------------------------------------------------------
  Total liabilities and
    shareholders' equity               $4,283,610     100.0 %
=================================================================================
    Taxable equivalent net interest
      income and rate spread                                 $43,838        3.88 %
- - ---------------------------------------------------------------------------------
Net yield on earning assets                                                 4.42 %
- - ---------------------------------------------------------------------------------

(1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
(2) Includes time deposits with other banks and investment securities available for sale.

Key Average Balances Ratios
- - ---------------------------------------------------------------------------------
Loans to assets                             71.11 %
- - ---------------------------------------------------------------------------------
Earning assets to total assets              92.54
- - ---------------------------------------------------------------------------------
Reserve for loan losses to loans             1.27
- - ---------------------------------------------------------------------------------
Net loans charged off as a % of loans        0.04
- - ---------------------------------------------------------------------------------
Long-term borrowings to
  shareholders equity                       20.63
- - ---------------------------------------------------------------------------------
Shareholders' equity to total assets         7.73
- - ---------------------------------------------------------------------------------

                              PART II-OTHER INFORMATION


          Item 4.  Submission of Matters to a Vote of Security Holders.

               As previously reported, the Agreement and Plan of Merger between Valley Bancorporation ("Valley") and Marshall & Ilsley Corporation ("M&I") dated as of September 19, 1993 (the "Merger Agreement") was approved at the special meeting of Valley shareholders held on February 15, 1994. Of the 20,721,290 outstanding shares of Valley Common Stock entitled to vote on the Merger Agreement, the Inspector of Election certified that 16,635,928 shares, or approximately 80.3%, were voted for such approval, 612,406 shares were voted against, and there were 147,365 abstentions. There were no broker non-votes.

               The Merger Agreement provides for the combination of the two companies through a merger of Valley with and into M&I (the "Merger"). The Merger Agreement was also approved at a special meeting of M&I shareholders held on February 15, 1994.

               On April 11, 1994, the Board of Governors of the Federal Reserve System approved the Merger. The Merger is presently expected to be consummated on May 31, 1994.

               See Note 3 of Notes to Consolidated Financial Statements in
          Item 1 of Part I of this report.

          Item 6.  Exhibits and Reports on Form 8-K.

               (a)  Exhibits:

                    See Exhibit Index following the Signature page in this report, which is incorporated herein by reference.

               (b)  Reports on Form 8-K.

                    No reports on Form 8-K were filed during the quarter for which this report is filed.

                                     SIGNATURES
                                     ----------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                VALLEY BANCORPORATION
                                                ----------------------


          Date    May 11, 1994                  By /s/ Peter M. Platten, III
               -----------------                   -------------------------
                                                     Peter M. Platten, III
                                                     President and
                                                     Chief Executive Officer






          Date    May 11, 1994                  By /s/ Gary A. Lichtenberg
               -----------------                   -------------------------
                                                     Gary A. Lichtenberg
                                                     Senior Vice President/
                                                     Chief Financial Officer
                                                     and Secretary

                                VALLEY BANCORPORATION
                                  (the "Registrant")
                             (Commission File No. 0-2453)

                                        *****

                                    EXHIBIT INDEX
                                          TO
                            QUARTERLY REPORT ON FORM 10-Q
                           FOR QUARTER ENDED MARCH 31, 1994

                                         Incorporated               Sequential
Exhibit                                    Herein By       Filed       Page
Number           Description              Reference To    Herewith      No.


 4.3       (d)   March 11, 1994 letter                       X
                 agreement extending
                 "Revolving Termination
                 Date" under Amended
                 and Restated Credit
                 Agreement, dated as of
                 September 30, 1989,
                 between Registrant and
                 Continental Bank, N.A.
                 to June 30, 1994

11.1             Computation of Net                          X
                 Income Per Common Share

                                                                 Exhibit 4.3(d)
                                                                 (3/31/94 10-Q)


                          [Continental Bank Letterhead]
231 South LaSalle Street
Chicago, Illinois  60697
312 828 4682
FAX: 312 967 6982

Continental Bank
                                                        Jennings F. Werner
                                                        Vice President
                                                        Financial Institutions

 March 11, 1994


 Mr. Gary A. Lichtenberg
 SVP & CFO
 Valley Bancorporation
 100 W. Lawrence Street
 Appleton, WI  54912

 RE: Credit Agreement dated September 30, 1989 between VALLEY BANCORPORATION and CONTINENTAL BANK, N.A.


 Dear Gary:

 Pursuant to the terms of the above captioned Credit Agreement, the undersigned hereby approves and agrees to an extension of the "REVOLVING TERMINATION DATE" from March 31, 1994, to June 30, 1994.


 Please acknowledge your Agreement of the new "REVOLVING TERMINATION DATE" by signing and returning a copy of this letter.

 Regards,


 /s/ Jennings F. Werner


                                                   APPROVED & AGREED
                                                   ----------------------------

                                                   BY: /s/ GARY A. LICHTENBERG
                                                   ----------------------------
                                                   PRINT:  GARY A. LICHTENBERG
                                                   ----------------------------
                                                   TITLE:  SVP - CFO
                                                   ----------------------------
                                                   DATE:   3/15/94
                                                   ----------------------------

                                                                 Exhibit 11.1
                                                                 (3/31/94 10-Q)

                                     VALLEY BANCORPORATION
                          COMPUTATION OF NET INCOME PER COMMON SHARE

                                                     Three Months Ended
                                                          March 31,
                                                 --------------------------
                                                       1994          1993
                                                 --------------------------
PRIMARY:
 Weighted average common shares
 outstanding during each period                   20,739,928    20,160,942
 Incremental shares relating to:
   Dilutive stock options outstanding
   at end of each period (1)                         287,869       176,487
   Impact of 1993 3:2 stock split                          0        88,243
                                                 --------------------------
                                                  21,027,797    20,425,672
                                                 --------------------------
FULLY DILUTED:
 Weighted average common shares
   outstanding during each period                 20,739,928    20,160,942
 Incremental shares relating to:
   Dilutive stock options outstanding
   at end of each period (2)                         288,999       251,305
   Impact of 1993 3:2 stock split                          0       125,653
                                                 --------------------------
                                                  21,028,927    20,537,900
                                                 --------------------------

NET INCOME FOR EACH PERIOD                       $10,339,000   $10,893,654

PER COMMON SHARE AMOUNTS:

 Primary                                               $0.49         $0.53
 Fully diluted                                         $0.49         $0.53
 As presented in statement of income
   based on weighted average common
   shares outstanding                                  $0.50         $0.54

% DILUTIVE (PRIMARY)                                  1.3690%       1.2961%
% DILUTIVE (FULLY DILUTIVE)                           1.3743%       1.8354%

Notes:
 (1) Based on treasury stock method using average market price.

 (2) Based on treasury stock method using period-end market price, if higher than average market price.
_________________________

  The effect of stock options on primary earnings per share and on fully diluted earnings per share for each of the years is less than 3%, and therefore, is not considered materially dilutive in computing earnings per share as presented in the Consolidated Statements of Income.